Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of 89Bio Inc, of our report dated September 19, 2019 on our audit of the financial statements of 89Bio Inc. as of June 28, 2019, and the reference to us under the caption “Experts.”

/s/ Brightman Almagor Zohar & Co.

A Firm in the Deloitte Global Network

Tel Aviv, Israel

October 11, 2019